EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-103748 and 333-126325) pertaining to the J.B. Hunt Transport Services, Inc. Employee Retirement Plan and Management Incentive Plan, respectively, of our report dated June 25, 2010, with respect to the financial statements and schedule of the J.B. Hunt Transport Services Employee Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

June 25, 2010
Rogers, AR

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